                                                               EXHIBIT(d)(2)(ii)

                               AMENDED SCHEDULE A

                               WITH RESPECT TO THE

                             SUB-ADVISORY AGREEMENT

                                     BETWEEN

                              ING INVESTMENTS, LLC

                                       AND

                       AELTUS INVESTMENT MANAGEMENT, INC.

SERIES                                          ANNUAL SUB-ADVISORY FEE
------                                          -----------------------
ING VP Balanced Portfolio, Inc.                         0.225%